Exhibit 99.1

CERTIFICATION PURSUANT TO

 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ESG Re Limited (the “Company”) on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alasdair P. Davis, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, together with the Company's restated financial statements for the fiscal year ended December 31, 2001 and the quarter ended March 31, 2002, which will be filed in Forms 10-K/A and 10-Q/A:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Alasdair P. Davis
Alasdair P. Davis
Chief Executive Officer
August 19, 2002